HJ & ASSOCIATES, L.L.C.
                  Certified Public Accountants and Consultants
                        50 South Main Street, Suite 1450
                           Salt Lake City, Utah 84144
                     Tel: (801) 328-4408 Fax: (801) 328-4461


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use of our audit report dated April 14, 2001 for the year ended December 31, 2000, which is incorporated by reference in this Form S-8 of Equity Technologies & Resources, Inc. and to all references to our firm in this Form S-8.

/s/ HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
May 11, 2001